UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under Rule 14a-12

Micrus Endovascular Corporation

(Name of Registrant as Specified in Its Charter)

 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Frequently Asked Questions and Answers

1. What is Micrus announcing?

Today, Micrus and Johnson & Johnson announced the signing of a definitive agreement pursuant to which Johnson & Johnson agreed to acquire all outstanding shares of Micrus for $23.40 per share in cash. The acquisition has the unanimous approval of our board of directors and is subject to the final approval of Micrus’ stockholders, as well as customary regulatory approvals. On completion of the acquisition, Micrus will join Codman & Shurtleff, Inc, the neuro device business of the DePuy Family of Companies within Johnson & Johnson.

2. What is Micrus’ business?

Headquartered in San Jose, Calif., Micrus develops, manufactures and markets implantable and disposable medical devices used in the treatment of cerebral vascular diseases.  For more information, visit http://www.micruscorp.com.

3. Why is Micrus selling to Johnson & Johnson?

After careful consideration, our Board of Directors believes that the acquisition agreement is advisable, fair to, and in the best interests of, Micrus and Micrus’ stockholders.

4. What needs to occur for the transaction to be completed and when?

The completion of the acquisition is subject to the satisfaction or waiver of customary closing conditions, including the approval of the acquisition by Micrus’ stockholders, as well as customary regulatory clearances.  The Micrus stockholder meeting is expected to occur during the second half of 2010.

5. What impact will this have on customers and suppliers?

We expect to conduct business as usual both prior to and following the completion of the acquisition, which is expected to occur in the second half of 2010. We view this event as very positive for all concerned, including customers and suppliers. We are excited by the opportunity to continue our strategy to develop, market and sell products that are valued by the market.

6. What are the benefits to Micrus of the acquisition?

As a subsidiary of Johnson & Johnson, Micrus will benefit from enhanced scale and resources that will enhance our ability to develop new products, and expand our customer base by taking advantage of Codman’s sales channels and better serve our existing customers.

7. Why is this transaction important to Johnson & Johnson?

We believe that Codman and Micrus Endovascular offer innovative and complementary technologies for treating cerebral aneurysms responsible for hemorrhagic stroke.  The combined business of Codman and Micrus Endovascular will provide a strong suite of solutions in hemorrhagic stroke, a promising pipeline in ischemic stroke devices, and will work to impact the treatment of stroke in ways that could not be realized by either company alone.

8. What is the value to Micrus customers?

The proposed acquisition will combine Micrus’ cutting edge technology and products with Codman’s innovative and broad based neurointerventional product portfolio, brand name awareness, capital strength and support platform.  By combining the two, customers will enjoy the benefit of further product innovation as well as outstanding customer service.

9. How much cash and debt does Micrus have?

 As of March 31, 2010, Micrus had cash and cash equivalents of $30.1 million.

10. Is this transaction subject to review by antitrust regulatory authorities?

The acquisition is subject to U.S. and foreign antitrust laws. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1979, referred to as the HSR Act, and the rules promulgated under the HSR Act, the acquisition may not be completed until notifications have been given and information furnished to the Federal Trade Commission, referred to as the FTC, and to the Antitrust Division of the Department of Justice, referred to as the Antitrust Division, and the specified waiting period has been terminated or has expired.  In addition, filings and clearances will be required in certain foreign jurisdictions.

11. Is Micrus public and how many employees does it have?

Micrus has been publicly traded on the NASDAQ Global Select Market since June 2005 with a ticker symbol of “MEND.” Currently Micrus has 298 full time employees in the United States and 35 employees in Europe, with its headquarters in San Jose, California.  Following completion of the acquisition,  Micrus would no longer be a public company.

12. What does today's announcement mean for Micrus’ employees and operations?

Upon closing of the transaction, Micrus will become a subsidiary of Johnson & Johnson and will be integrated with Codman, the neuro device business of the DePuy Family of Companies within Johnson & Johnson.  Between now and closing of the transaction, there will be no changes in Micrus’ employees and day-to-day business operations other than in the ordinary course of business. When the transaction is completed, which is expected during the second half of 2010, a cross functional transition team with representation from both Codman and Micrus Endovascular will be put in place to evaluate the needs of the combined organization.  During the agreement discussions between the two companies, Johnson & Johnson was clear that they place high value on the commitment of the Micrus employees to the business. As this agreement represents the combination of two companies with complementary technologies, revenue growth and market expansion will be the primary focus of attention.

13. What will happen to senior Micrus executives?

The Micrus leadership team will continue to focus on managing the company on a business as usual basis. Additionally, it is expected that they will be active leaders in the integration planning process within their respective functions subsequent to closing.

14. What compensation and benefit programs will Johnson & Johnson provide to Micrus employees following the closing of the transaction?

After the closing, Johnson & Johnson personnel will conduct an employee meeting to describe benefit programs and explain key points around the transition from the Micrus programs to the Johnson & Johnson programs, as well as answer any questions.

15. What happens to existing employee options?

All Micrus options will become fully vested immediately prior to the completion of the acquisition.  Option holders will be entitled to receive a cash payment of $23.40 (net of exercise price of such options) in exchange for options with an exercise price of less than $23.40.  You must remain an employee until the closing to be entitled to this payment.

16. Will I still have a job after the closing?  Will I receive severance and is there an incentive to my staying with Micrus until closing?

We expect to conduct business as usual prior to completion of the acquisition, which is expected to occur in the second half of 2010.  A cross functional transition team with representation from both Codman and Micrus Endovascular will be put in place to evaluate the needs of the combined organization.

17. Will my options still vest prior to the closing?

Yes, your options will continue to vest up to the closing.

18. Can I still exercise and sell my options?

Options can be exercised and sold between signing and closing. You will need to comply with the company's insider trading policy.

19. Will employees still contribute to the ESPP?

Yes.  The ESPP period runs through October 1.  There will be no changes to the ESPP during this period.

20.  Will this facility remain open?

We expect to conduct business as usual prior to completion of the acquisition, which is expected to occur in the second half of 2010.  A cross functional transition team with representation from both Codman and Micrus Endovascular will be put in place to evaluate the needs of the combined organization.

21.  Who will be my boss?

We expect to conduct business as usual prior to the completion of the acquisition.  During this period, there will be no change in whom you report to.

22.  Where will my checks come from?

Micrus will continue to issue you paychecks prior to the completion of the acquisition.

23.  Will there be performance reviews in October?

If the acquisition has not closed by the October 1 focal review period, there will be performance reviews as usual in October.

24. Will we still have a summer cookout?

Yes, we will conduct business as usual prior to completion of the acquisition.

25. What is the difference between signing and closing?

We have signed an agreement, but it is subject to conditions, including the approval of our stockholders and obtaining required regulatory clearances. Until we close, Codman and Micrus will continue to operate as independent businesses.

26. What is the approval process?

We will be filing a proxy statement with the SEC, which will detail the approval process.

27. What is our stock worth?

At the closing of the acquisition, Micrus stockholders will receive $23.40 per share.  Option holders will receive an amount per share equal to the excess of $23.40 over the per share exercise price of such option.

28. Were other companies interested?

We will be filing a proxy statement with the SEC which will detail the nature of the process we went through.

29.  When will we know if the acquisition has been completed?

Micrus will make a public announcement when the acquisition is completed.

30.  Should I call my Codman rep?  Or the Codman manager?

No, per the email you received you should not make any attempt to contact anyone from Codman or Johnson & Johnson.  Remember, until completion of the acquisition, which is expected to occur during the second half of 2010, we will be conducting business as usual, meaning that Micrus and Codman will continue to operate as independent entities.

31.  Will my commission change?

We expect to conduct business as usual prior to completion of the acquisition, which is expected to occur during the second half of 2010.  Your territory commissions and responsibilities have not changed as a result of this announcement.

32.  Should I begin to learn the Codman product line?

No.  Until completion of the acquisition, which is expected to occur during the second half of 2010, we will be conducting business as usual, meaning that Micrus and Codman will continue to operate as independent entities.

33.  What should I tell my customers?

You should refrain from any proactive discussions about the deal. If asked, you can confirm that Johnson & Johnson and Micrus Endovascular entered into a definitive agreement whereby Micrus Endovascular will be acquired and will join Codman at the close of the transaction. The acquisition is expected to be completed during the second half of 2010, subject to approval by regulatory agencies and customary closing conditions.

34.  Will we jointly exhibit at the SNIS or any other meeting?

Not until completion of the acquisition, which is expected to occur during the second half of 2010.

35.  Who can I call with questions?

You can call Bob Colloton or John Kilcoyne with questions.

* * *

Forward Looking Statements

This communication includes "forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks, uncertainties and other factors, including the risks to both companies that the acquisition of Micrus Endovascular Corporation will not be consummated, as the transaction is subject to certain closing conditions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements regarding the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; any projections of earnings, revenues or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding product development, product extensions, product integration or product marketing; any statements of expectation or belief; any statements regarding general industry conditions and competition; any statements on trends toward healthcare cost containment; and any statements of assumptions underlying any of the foregoing.  In addition, if and when the transaction is consummated, there will be risks and uncertainties related to Johnson & Johnson’s ability to successfully integrate the products and employees of Johnson & Johnson and Micrus Endovascular Corporation as well as the ability to ensure continued performance or market growth of Micrus Endovascular Corporation’s products. These risks, uncertainties and other factors, and the general risks associated with the respective businesses of Johnson & Johnson and Micrus Endovascular Corporation described in the reports and other documents filed by each of them with the Securities and Exchange Commission (the “SEC”), could cause actual results to differ materially from those referred to in the forward-looking statements.   For example, general business conditions, the impact of healthcare reform and any other changes to applicable governmental laws and regulations, the introduction of competing products or pricing changes by competitors could impact the performance of the companies.  The ability to complete a transaction in a timely fashion, if at all, will depend on regulatory consents which can be time consuming to obtain and are often hard to predict.  The reader is cautioned not to rely on these forward-looking statements. All forward-looking statements are based on information currently available to Johnson & Johnson and Micrus Endovascular Corporation and are qualified in their entirety by this cautionary statement. Neither Johnson & Johnson nor Micrus Endovascular Corporation undertakes to update any such forward-looking statements or other statements included in this communication.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed acquisition, Micrus Endovascular Corporation will file a definitive proxy statement and Micrus Endovascular Corporation and Johnson & Johnson will file other relevant materials with the SEC.  Investors and security holders of Micrus Endovascular Corporation are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed acquisition because they will contain important information about the acquisition and the parties to the acquisition.

Investors and security holders may obtain a free copy of the proxy statement and other relevant materials when they become available and any other documents filed by Micrus

Endovascular Corporation with the SEC, at the SEC’s web site at www.sec.gov. The proxy statement and such other documents may also be obtained for free from Micrus Endovascular Corporation by contacting Micrus Endovascular Corporation at: 408-433-1400 or 821 Fox Lane, San Jose, California  95131.

Johnson & Johnson, Micrus Endovascular Corporation and their respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Micrus Endovascular Corporation stockholders in connection with the proposed acquisition. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Johnson & Johnson’s executive officers and directors in the solicitation by reading the proxy statement for Johnson & Johnson’s 2010 Annual Meeting of Shareholders, which was filed with the SEC on March 17, 2010, and the proxy statement relating to the acquisition and other relevant materials filed with the SEC when they become available.   Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Micrus Endovascular Corporation’s executive officers and directors in the solicitation by reading the proxy statement for Micrus Endovascular Corporation's 2009 Annual Meeting of Stockholders, which was filed with the SEC on July 29, 2009, and the proxy statement relating to the acquisition and other relevant materials to be filed with the SEC when they become available.  Certain executives and directors of Micrus Endovascular Corporation have interests in the proposed acquisition that may differ from the interests of stockholders generally, including benefits conferred under severance, retention and change of control arrangements and continuation of director and officer insurance and indemnification.  These interests and any additional benefits in connection with the proposed acquisition will be described in the proxy statement when it becomes available.